Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Announces Third Quarter 2020 Results

•	Revenue and EPS exceeded high end of guidance

•	Continued strength from Dragon Medical and other cloud-based healthcare offerings

•	Raising our FY20 Revenue and Healthcare ARR guidance

BURLINGTON, Mass., August 5, 2020 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter ended June 30, 2020.

Q3 2020 Performance Summary

•	GAAP revenue of $338.4 million and GAAP earnings per diluted share of $0.06.

•	Non-GAAP revenue of $338.4 million and non-GAAP earnings per diluted share of $0.18.

“We are very pleased with our performance this quarter, as we delivered revenue and EPS above the high end of our guidance range,” said Mark Benjamin, Chief Executive Officer at Nuance. “Despite COVID-19 related headwinds, we continued to advance our strategic initiatives and execute on our financial and operational targets. Our ongoing shift to the cloud was bolstered by strong performance in Dragon Medical Cloud, which grew 34% year-over-year, as well as solid demand for our newer cloud-based healthcare offerings, such as PowerScribe One and CDE One. Overall, Healthcare organic revenue declined 13% year-over-year, as the COVID-19 related impact on our non-strategic HIM transcription and EHR implementation services businesses more than offset strength in Dragon Medical Cloud. Within our Enterprise segment, revenues declined 5% year-over-year due to timing of licensing and professional service projects, as well as an impact from COVID-19. Together, our strong performance from our strategic business lines and softer than anticipated COVID impacts during the quarter enable us to raise our FY 2020 guidance for revenue and Healthcare ARR.”

Mr. Benjamin concluded, “We continue to focus on prudent capital allocation, fully repaying our $230 million of revolver borrowings during the quarter. We remain confident in our overall liquidity position and strength of our balance sheet.”

Q3 2020 Performance Summary
Q3 2020 results for continuing operations include:

•	Revenue of $338.4 million, compared to $377.4 million in the same period last year.

•	Non-GAAP revenue of $338.4 million, compared to $378.1 million in the same period last year.

•	GAAP operating income of $22.4 million, compared to $31.3 million in the same period last year.

•	Non-GAAP operating income of $78.4 million, compared to $91.8 million in the same period last year.

•	GAAP operating margin of 6.6%, compared to 8.3% in the same period last year.

•	Non-GAAP operating margin of 23.2%, compared to 24.3% in the same period last year.

•	GAAP net income of $16.7 million, compared to a net loss of $0.7 million in the same period last year.

•	Non-GAAP net income of $51.0 million, compared to $57.2 million in the same period last year.

•	GAAP EPS of $0.06, compared to $0.00 in the same period last year.

•	Non-GAAP EPS of $0.18, compared to $0.20 in the same period last year.

•	Operating cash flows from continuing operations was $32.3 million, compared to $73.2 million in the same period last year.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Capital Allocation
During the quarter, we fully repaid the $230 million that was borrowed under our revolving credit facility in March 2020. Additionally, on July 31, we executed a 12-month extension of our credit facility, which now has an updated maturity date of April 2022. We remain confident in the strength of our balance sheet and our solid liquidity position, ending the quarter with a cash and marketable securities balance of $313 million. We did not repurchase any of our common shares during the quarter.
For a
For a complete discussion of Nuance’s results and business outlook, including our updated guidance, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host a conference call today at 5:00 p.m. ET. To participate, please access the live webcast at http://investors.nuance.com, or by dialing 1-888-317-6003 (US and Canada) or 1-412-317-6061 (international) and referencing code 3763097.
Nuance will provide a copy of Prepared Remarks in combination with its press release. These remarks are offered to provide shareholders and analysts additional detail for analyzing the results. The remarks are available at http://investors.nuance.com/ and will not be read on the call.

About Nuance Communications, Inc.
Nuance Communications (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze, and respond to people – amplifying human intelligence to increase productivity and security. With decades of domain and AI expertise, Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally,

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, costs related to the transition agreement of our former CEO, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

For Investors
Michael Maguire
Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Hosting and professional services	$225,304	$232,860	$691,295	$678,104
Product and licensing	48,722	78,184	243,501	252,299
Maintenance and support	64,372	66,393	191,172	203,293
Total revenues	338,398	377,437	1,125,968	1,133,696
Cost of revenues:
Hosting and professional services	119,797	138,367	388,783	409,259
Product and licensing	10,672	18,693	54,166	60,471
Maintenance and support	7,278	8,141	23,037	24,813
Amortization of intangible assets	6,435	6,569	19,678	20,606
Total cost of revenues	144,182	171,770	485,664	515,149
Gross profit	194,216	205,667	640,304	618,547
Operating expenses:
Research and development	55,237	47,074	169,699	139,698
Sales and marketing	64,351	65,331	201,847	200,384
General and administrative	37,665	45,834	114,355	129,157
Amortization of intangible assets	11,845	13,364	36,215	41,030
Acquisition-related costs, net	758	788	3,605	5,440
Restructuring and other charges, net	1,920	1,947	14,932	26,446
Total operating expenses	171,776	174,338	540,653	542,155
Income from operations	22,440	31,329	99,651	76,392
Other expenses, net	(22,438)	(21,296)	(79,912)	(79,466)
Income (loss) before income taxes	2	10,033	19,739	(3,074)
(Benefit) provision for income taxes	(16,660)	10,720	(31,794)	12,129
Net income (loss) from continuing operations	16,662	(687)	51,533	(15,203)
Net income (loss) from discontinued operations	—	9,946	(6,192)	120,884
Net income	$16,662	$9,259	$45,341	$105,681

Net income (loss) per common share - basic:
Continuing operations	$0.06	$—	$0.18	$(0.05)
Discontinued operations	—	0.03	(0.02)	0.42
Total net income per basic common share	$0.06	$0.03	$0.16	$0.37

Net income (loss) per common share - diluted:
Continuing operations	$0.06	$—	$0.18	$(0.05)
Discontinued operations	—	0.03	(0.02)	0.42
Total net income per diluted common share	$0.06	$0.03	$0.16	$0.37

Weighted average common shares outstanding:
Basic	281,281	285,942	282,674	285,064
Diluted	287,852	285,942	288,096	285,064

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2020	September 30, 2019
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$240,555	$560,961
Marketable securities	69,283	186,555
Accounts receivable, net	215,272	240,673
Prepaid expenses and other current assets	145,831	175,166
Current assets of discontinued operations	—	91,858
Total current assets	670,941	1,255,213

Marketable securities	2,986	17,287
Land, building and equipment, net	133,755	121,203
Goodwill	2,129,736	2,127,896
Intangible assets, net	235,703	291,371
Right-of-use assets	107,553	—
Other assets	265,412	316,215
Long-term assets of discontinued operations	—	1,236,608
Total assets	$3,546,086	$5,365,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,142,870
Contingent and deferred acquisition payments	16,083	17,470
Accounts payable	65,511	90,826
Accrued expenses and other current liabilities	179,844	249,570
Deferred revenue	261,406	214,223
Current liabilities of discontinued operations	—	130,117
Total current liabilities	522,844	1,845,076

Long-term debt	1,524,825	793,536
Deferred revenue, net of current portion	105,632	133,783
Deferred tax liability	61,306	54,216
Operating lease liabilities	105,333	—
Other liabilities	75,817	79,378
Long-term liabilities of discontinued operations	—	286,654
Total liabilities	2,395,757	3,192,643

Stockholders' equity	1,150,329	2,173,150
Total liabilities and stockholders' equity	$3,546,086	$5,365,793

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss) from continuing operations	$16,662	$(687)	$51,533	$(15,203)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,840	10,749	27,990	37,117
Amortization	18,280	19,933	55,893	61,636
Stock-based compensation	33,135	30,181	98,030	84,476
Non-cash interest expense	11,951	12,325	37,269	37,011
Deferred tax (benefit) provision	(22,867)	6,516	(55,626)	(5,126)
Loss on extinguishment of debt	—	—	18,656	910
Other	1,329	(1,456)	2,905	(651)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	6,330	(7,455)	26,264	12,318
Prepaid expenses and other assets	(1,328)	(62)	5,030	(14,760)
Accounts payable	(9,649)	5,685	(15,868)	8,269
Accrued expenses and other liabilities	(23,076)	9,928	(84,762)	2,847
Deferred revenue	(7,325)	(12,503)	19,706	16,448
Net cash provided by operating activities - continuing operations	32,282	73,154	187,020	225,292
Net cash provided by (used in) operating activities - discontinued operations	—	20,484	(13,307)	71,902
Net cash provided by operating activities	32,282	93,638	173,713	297,194
Cash flows from investing activities:
Capital expenditures	(14,363)	(8,809)	(45,550)	(32,243)
Proceeds from disposition of a business, net of transaction fees	—	2,998	—	407,043
Purchases of marketable securities and other investments	(9,096)	(137,167)	(157,976)	(256,332)
Proceeds from sales and maturities of marketable securities and other investments	65,597	145,253	290,584	262,914
Other	42	(549)	1,374	(3,102)
Net cash provided by investing activities	42,180	1,726	88,432	378,280
Cash flows from financing activities:
Repurchase and redemption of debt	—	—	(513,642)	(300,000)
Net distribution from Cerence upon the spin-off	—	—	139,090	—
Payments for repurchase of common stock	—	(29,614)	(169,218)	(120,935)
Proceeds from issuance of common stock from employee stock plans	—	—	7,204	8,643
Proceeds from the revolving credit facility	—	—	230,000	—
Repayment of the revolving credit facility	(230,000)	—	(230,000)	—
Payments for taxes related to net share settlement of equity awards	(3,480)	(4,371)	(39,968)	(42,562)
Other financing activities	(6)	(232)	(2,840)	(1,442)
Net cash used in financing activities	(233,486)	(34,217)	(579,374)	(456,296)
Effects of exchange rate changes on cash and cash equivalents	1,672	454	(3,177)	1,236
Net (decrease) increase in cash and cash equivalents	(157,352)	61,601	(320,406)	220,414
Cash and cash equivalents at beginning of period	397,907	474,776	560,961	315,963
Cash and cash equivalents at end of period	$240,555	$536,377	$240,555	$536,377

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019

GAAP revenues	$338,398	$377,437	$1,125,968	$1,133,696
Acquisition-related revenue adjustments: hosting and professional services	—	128	301	397
Acquisition-related revenue adjustments: product and licensing	—	491	—	658
Acquisition-related revenue adjustments: maintenance and support	—	6	—	262
Non-GAAP revenues	$338,398	$378,062	$1,126,269	$1,135,013

GAAP cost of revenues	$144,182	$171,770	$485,664	$515,149
Cost of revenues from amortization of intangible assets	(6,435)	(6,569)	(19,678)	(20,606)
Cost of revenues adjustments: hosting and professional services (1)	(6,205)	(6,958)	(18,250)	(18,646)
Cost of revenues adjustments: product and licensing (1)	(124)	(197)	(383)	(593)
Cost of revenues adjustments: maintenance and support (1)	(360)	(583)	(1,206)	(730)
Cost of revenues adjustments: other	(1)	(28)	(1)	(474)
Non-GAAP cost of revenues	$131,057	$157,435	$446,146	$474,100

GAAP gross profit	$194,216	$205,667	$640,304	$618,547
Gross profit adjustments	13,125	14,961	39,819	42,367
Non-GAAP gross profit	$207,341	$220,628	$680,123	$660,914

GAAP income from operations	$22,440	$31,329	$99,651	$76,392
Gross profit adjustments	13,125	14,961	39,819	42,367
Research and development (1)	8,720	5,662	26,106	15,568
Sales and marketing (1)	8,003	6,775	23,022	21,643
General and administrative (1)	9,723	10,006	29,063	27,296
Acquisition-related costs, net	758	788	3,605	5,440
Amortization of intangible assets	11,845	13,364	36,215	41,030
Restructuring and other charges, net	1,920	1,947	14,932	26,446
Other	1,866	6,960	648	12,640
Non-GAAP income from operations	$78,400	$91,792	$273,061	$268,822

GAAP income (loss) before income taxes	$2	$10,033	$19,739	$(3,074)
Gross profit adjustments	13,125	14,961	39,819	42,367
Research and development (1)	8,720	5,662	26,106	15,568
Sales and marketing (1)	8,003	6,775	23,022	21,643
General and administrative (1)	9,723	10,006	29,063	27,296
Acquisition-related costs, net	758	788	3,605	5,440
Amortization of intangible assets	11,845	13,364	36,215	41,030
Restructuring and other charges, net	1,920	1,947	14,932	26,446
Non-cash interest expense	11,951	12,325	37,269	37,011
Loss on extinguishment of debt	—	—	18,656	910
Other	472	4,917	(1,237)	11,296
Non-GAAP income before income taxes	$66,519	$80,778	$247,189	$225,933

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019

GAAP (benefit) provision for income taxes	$(16,660)	$10,720	$(31,794)	$12,129
Income tax effect of non-GAAP adjustments	14,671	18,606	45,490	72,982
Removal of valuation allowance and other items	2,709	(5,379)	36,716	(26,607)
Removal of discrete items	14,815	(342)	7,562	911
Non-GAAP provision for income taxes	$15,535	$23,605	$57,974	$59,415

GAAP net income (loss) from continuing operations	$16,662	$(687)	$51,533	$(15,203)
Acquisition-related adjustment - revenues (2)	—	626	301	1,318
Acquisition-related costs, net	758	788	3,605	5,440
Cost of revenue from amortization of intangible assets	6,435	6,569	19,678	20,606
Amortization of intangible assets	11,845	13,364	36,215	41,030
Restructuring and other charges, net	1,920	1,947	14,932	26,446
Stock-based compensation (1)	33,135	30,181	98,030	84,476
Non-cash interest expense	11,951	12,325	37,269	37,011
Loss on extinguishment of debt	—	—	18,656	910
Adjustment to income tax expense	(32,195)	(12,885)	(89,768)	(47,286)
Other	473	4,945	(1,236)	11,770
Non-GAAP net income	$50,984	$57,173	$189,215	$166,518

Non-GAAP diluted net income per share	$0.18	$0.20	$0.66	$0.58

Diluted weighted average common shares outstanding	287,852	288,648	288,096	288,153

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Third Quarter Results
Press release
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
(1) Stock-based compensation
Cost of hosting and professional services	$6,205	$6,958	$18,250	$18,646
Cost of product and licensing	124	197	383	593
Cost of maintenance and support	360	583	1,206	730
Research and development	8,720	5,662	26,106	15,568
Sales and marketing	8,003	6,775	23,022	21,643
General and administrative	9,723	10,006	29,063	27,296
Total	$33,135	$30,181	$98,030	$84,476

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$625	$301	$1,317
Total	$—	$625	$301	$1,317

© 2020 Nuance Communications, Inc. All rights reserved